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                                                                   EXHIBIT 11(b)


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------



The Board of Directors and Shareholders
AIM Tax-Exempt Funds, Inc.:


We consent to the use of our reports on the AIM Tax-Free Intermediate Shares, AIM Tax-Exempt Cash Fund and AIM Tax-Exempt Bond Fund of Connecticut (portfolios of AIM Tax-Exempt Funds, Inc.) dated May 2, 1997 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Audit Reports in the Statement of Additional Information.


                                                  /s/  KPMG PEAT MARWICK LLP
                                                       KPMG PEAT MARWICK LLP

Houston, Texas
July 16, 1997